EXHIBIT 24

                             POWER OF ATTORNEY


     We, the undersigned directors of Bowater Incorporated, hereby severally constitute Ecton R. Manning, Robert C. Lancaster and Wendy C. Shiba, and each of them singly, our true and lawful attorneys with full power of substitution, to sign for us and in our names in the capacities listed below, the Registration Statement on Form S-8 filed herewith and any and all amendments to such Registration Statement, and generally to do all such things in our names and on our behalf in our capacities as directors to enable Bowater Incorporated to comply with the provisions of the Securities Act of 1933, as amended, all requirements of the Securities and Exchange Commission, and all requirements of any other applicable law or regulation, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to such Registration Statement and any and all amendments thereto, including post-effective amendments.

     SIGNATURES                       TITLE                 DATE

/S/ Anthony P. Gammie
________________________      Director and Chairman of   July 26, 1995
Anthony P. Gammie             the Board


/S/ Francis J. Aguilar
________________________      Director                   July 26, 1995
Francis J. Aguilar


/S/ Hugh d. Aycock
________________________      Director                   July 26, 1995
Hugh D. Aycock


/S/ Richard Barth
________________________      Director                   July 26, 1995
Richard Barth


/S/ Kenneth M. Curtis
________________________      Director                   July 26, 1995
Kenneth M. Curtis


/S/ H. Gordon MacNeill
________________________      Director                   July 26, 1995
H. Gordon MacNeill


/S/ Donald R. Melville
________________________      Director                   July 26, 1995
Donald R. Melville


/S/ John A. Rolls
________________________      Director                   July 26, 1995
John A. Rolls